UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 12, 2006


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                      0-26509                 65-0601272
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                     Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 12, 2006, Kenneth Hodak delivered a resignation letter and thereby resigned as the Chief Operating Officer of our wholly-owned subsidiary, National Coal Corporation. By submission of his resignation, Mr. Hodak terminated our employment agreement with him, dated September 20, 2005.

         Effective May 15, 2006, in conjunction with Mr. Hodak's resignation, we and Bill Snodgrass amended our employment agreement, dated October 1, 2004 to promote him to the position of Chief Operating Officer of National Coal Corporation, increase his current salary to $180,000 per year and eliminate certain cash incentives based on coal sales. Mr. Snodgrass's employment agreement continues to provide for an annual cash bonus in an amount to be determined in good faith by our Board of Directors, and an annual salary increase determined in good faith by the Board at the beginning of each fiscal year. It also includes termination and severance provisions which provide for the continuation of salary and benefits for a period of twenty-four (24) months if Mr. Snodgrass terminates his agreement for "Good Reason" or we terminate his agreement without "Cause," each as defined therein. The initial term of Mr. Snodgrass's employment agreement was two years. In August 2005, Mr. Snodgrass voluntarily accepted a notice of non-renewal. As a result, his employment agreement will expire on September 30, 2006. We expect that Mr. Snodgrass will remain employed in his current position without a contract upon such expiration.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         RESIGNATION OF CURRENT CHIEF OPERATIONS OFFICER

         Effective May 12, 2006, Kenneth Hodak resigned his position as the Chief Operating Officer of National Coal Corporation.

         APPOINTMENT OF NEW CHIEF OPERATIONS OFFICER

         Effective May 15, 2006, Bill Snodgrass, age 42, was appointed to replace Mr. Hodak as the Chief Operating Officer of National Coal Corporation. Mr. Snodgrass has served as our Operating Manager since July 2003 and consulted for us from February 2003 until such employment. Prior to joining us, Mr. Snodgrass served as superintendent and area manager for Tennessee Mining, Inc., a subsidiary of Addington Enterprises, Inc., in a position he held from 1994 until February 2003. Reference is made to the description of Mr. Snodgrass's employment agreement, as amended, under Item 1.01 above, which description is incorporated in this Item 5.02 by this reference.

         There are no understandings or arrangements between Mr. Snodgrass and any other person pursuant to which Mr. Snodgrass was selected as Chief Operating Officer. Mr. Snodgrass does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  99.1 Press Release dated May 13, 2006, published by National Coal Corp.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NATIONAL COAL CORP.



Date:    May 17, 2006                By:      /s/ T. Michael Love
                                              ----------------------------------
                                              T. Michael Love
                                              Chief Financial Officer


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